Exhibit 99

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	March 26, 2020

Contact:	Nelli Madden
732-577-4062

UMH PROPERTIES, INC. PUBLISHES ITS 2019 ANNUAL REPORT

FREEHOLD, NJ, March 26, 2020…….UMH Properties, Inc. (NYSE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2019 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2019 Annual Report is now up on our website. 2019 was another great year for UMH during which our core business performed well and we have positioned the Company for future growth. We encourage everyone to read our Annual Report to gain further information on our Company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 122 manufactured home communities with approximately 23,100 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

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A NYSE Company: Symbol - UMH

since 1968